                                U.S. $5,000,000

                        REVOLVING CREDIT LOAN AGREEMENT

                         Dated as of December 19, 1996

                                 by and between

                         COGEN TECHNOLOGIES NJ VENTURE,

                                   as Borrower

                                      and

                         SOUTHWEST BANK OF TEXAS, N.A.,
                                     as Bank

                        REVOLVING CREDIT LOAN AGREEMENT

     This REVOLVING CREDIT LOAN AGREEMENT dated as of December 19,1996 (this "Agreement") is between COGEN TECHNOLOGIES NJ VENTURE, a New Jersey general partnership (the "Borrower"), and SOUTHWEST BANK OF TEXAS, N. A., a national banking association (the "Bank").

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Bank provide revolving credit loans to it from time to time for short-term working capital needs and other general corporate purposes; and

     WHEREAS, the Bank has agreed to make such revolving credit loans subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "Account" or "Accounts" means all present and future accounts receivable and rights to payments for electrical or steam power sold under any Power Purchase Agreement.

     "Additional Asset Contracts" shall have the meaning assigned to such term in Section 12.8 of the Prudential Loan Agreement.

     "Affiliate" means any Person: (a) which directly or indirectly controls, is controlled by, or is under common control with, the Borrower; (b) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity interest in the Borrower; or (c) ten percent (10%) or more of the voting stock or other voting equity of which is directly or indirectly beneficially owned or held by the Borrower. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of a Person, whether through the ownership of voting interests or securities, by contract, or otherwise, of the power to direct or cause the direction of the management and policies of the Borrower.

     "Agreement" means this Revolving Credit Loan Agreement, as same may be amended, supplemented or modified from time to time in the future.

     "Autopay Agreement" means the Autopay Agreement dated of even date herewith between the Borrower and the Bank, in the form of Exhibit E hereto.

     "Base Rate" shall have the meaning assigned to such term in Section
2.04(a).

     "Borrower" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

     "Business Day" means any day other than Saturday, Sunday,or any other day on which commercial banks are required or authorized to close in Houston, Texas.

     "Capital Lease" means any lease of Property which, in accordance with GAAP, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

     "Change of Control" means, without the prior written approval of the Bank, Cogen Technologies NJ, Inc. ceases to be the managing general partner of the Borrower.

     "Closing Date" shall mean December 19, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

     "Collateral" means all Property which is subject to, or is to be subject to, the Lien granted by the Security Agreement.

     "Commitment" means the Bank's obligation to make Loans to the Borrower pursuant to Section 2.01 in the amount referred to therein.

     "Debt" means, at any time, the sum of the following (without duplication):
(a) all obligations for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments; (b) all obligations as lessee under Capital Leases; (c) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (d) all obligations of such Person to pay the deferred purchase price more than one hundred twenty (120) days after the invoice date for Property or services, except trade accounts payable arising in the ordinary course of business of such Person; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (f) all obligations secured by any Lien on property owned by the Person, whether or not such obligations have been assumed.

     "Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate" shall have the meaning assigned to such term in Section 2.04(b).

     "Disbursement Agreement" means the Disbursement and Security Agreement, dated as of December 15, 1988, among the Borrower, Prudential as lender, and Midlantic Bank, as disbursement trustee, as the same may be amended, modified, or supplemented from time to time.

     "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower is conducting or at any time has conducted business, or where any Property of the Borrower is located, or where any hazardous substances generated by or disposed of by the Borrower is located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the New Jersey Environmental Clean-Up Responsibility Act, and other similar environmental conservation or protection laws. The terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA, provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement other than Article IV hereof, provided further that, to the extent the laws of the state in which any Property of the Borrower is located establish a meaning for "petroleum product", "petroleum storage tank," "hazardous substance," "contaminants," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder and published interpretations thereof, as in effect from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Events of Default " means any of the events specified in Section 8.01; provide that any requirement for the giving of notice, the lapse of time, or both, or any other condition, have been satisfied.

     "Financial Statements" means the financial statements of the Borrower described or referred to in Section 4.04.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" includes the United States, the state, county, parish, province, municipal, and political subdivisions in which any Property of the Borrower is located or which exercises jurisdiction over any such Property, and any court, agency, department, commission, board, bureau, or instrumentality of any of them which exercises jurisdiction over any such Property.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

     "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Loans or on other indebtedness under laws applicable to the Lenders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than presently applicable laws now allow.

     "Home Office" means the principal office of the Bank, located at 1100 Louisiana Street, Houston, Texas 77002 or such other office as the Bank may designate by written notice to the Borrower.

     "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Bank in connection with the Note the Security Agreement, or this

Agreement, and all renewals, extensions, replacements, amendments, and/or rearrangements thereof

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

     "Loan" or "Loans" shall have the meanings assigned to such terms in
Section 2.01(a).

     "Loan Document" means this Agreement, the Note, the Security Agreement, the Autopay Agreement and each other document or instrument executed and delivered in connection with this Agreement.

     "Maturity Date" means December 19, 1997.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Revenue" means for any consecutive twelve (12) months, the excess of the gross revenue received by the Borrower pursuant to the Power Purchase Agreements (or any additional contract to which the Borrower is a party for the sale of any of the facility's electrical or steam output (other than any Additional Asset Contracts)) for such period over (b) the costs incurred of operating and maintaining the facility (other than costs relating to any expansion of the facility as permitted under Section 12.8 of the Prudential Loan Agreement) for such period (including all interest payments made on the indebtedness described in Section 9.1(c) of the Prudential Loan Agreement and all costs of fuel, property taxes, insurance, labor and maintenance and repairs).

     "Note" shall have the meaning assigned to such term in Section 2.06.

     "Obligations" means the obligation of the Borrower:

           (a) to pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank hereunder whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several including any extensions, modifications, or renewals thereof and substitutions therefor; and

          (b) to reimburse the bank, on demand, for all of the Bank's expenses and costs, including the fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraph (a).

     "Other Taxes" shall have the meaning provided in Section 2.09(b).

     "Partners" means Cogen Technologies NJ, Inc., a Delaware corporation, Enron Cogeneration Five Company, a Delaware corporation, CEA Bayonne, Inc., a New Jersey corporation, and Tevco/Mission Bayonne Partnership, a Delaware general partnership.

     "Permitted Liens" means:

          (a)  Liens permitted under Section 6.01;

          (b) pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

          (c) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tender, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (d) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use; and

          (e) the following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereof has been stayed, bonded or for which adequate reserves have been set aside and continue to be so stayed, bonded or reserved against, and they do not, in the aggregate, materially detract from the value of the Property or materially impair the use thereof in the operation of its business:

          (i) claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

          (ii) claims, liens and encumbrance upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

          (iii) claims of liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

          (iv) adverse judgments on appeal.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof

     "PLan" shall mean an employee pension benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Power Purchase Agreement" or "Power Purchase Agreement" means (a) one of the agreements listed on Schedule 1.01A hereto, as such agreements may from time to time be amended, supplemented or modified and (b) any agreement entered into by the Borrower providing for the sale by the Borrower of electrical or steam power with respect to Borrower's New Jersey cogeneration facility.

     "Prime Rate" means the fluctuating rate of interest announced from time to time by the Bank as its prime commercial lending rate. Such rate is set by the Bank as a general reference rate of interest, taking into account such factors as the Bank may deem appropriate, it being understood that many of the Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer, and that the Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Property" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible. References to the "Borrower's Properties", "Properties of the Borrower", or any other similar expressions shall mean any Property owned by the Borrower as co-owner or owned by the Borrower individually.

     "Prudential" means The Prudential Insurance Company of America.

     "Prudential Loan Agreement" means the Bayonne Cogeneration Project Term Loan Agreement, dated as of November 1, 1987, between Borrower, as borrower, and Prudential, as lender, as amended by the First Amendment to the Term Loan Agreement, dated as of July 31, 1996, and as the same may from time to time be further amended, modified or supplemented.

     "Qualified Account" means an Account that (a) has been identified to the Bank's satisfaction, (b) is less than ninety (90) days outstanding from its original date, (c) has been invoiced, and (d) meets all the following criteria on its origination date and thereafter until collected and is in all other respects reasonably satisfactory to the Bank:

          (i) the Borrower is the sole owner of the Account and, except for the security interest granted in accordance with the provisions of the Prudential Loan Agreement and the security documents executed in accordance with the terms thereof, has not sold, assigned, transferred, mortgaged, or hypothecated it nor purported to release it from the Bank's security interest, and, except for the security interest granted in accordance with the provisions of the Prudential Loan Agreement and the security documents executed in accordance with the terms thereof, the Account is not subject to any claim, lien, or security interest or any Person, including, without limitation, any Governmental Authority;

          (ii) the Account is bona fide and legally enforceable and owing to the Borrower for the sale of electrical or steam power in the ordinary course of business and does not require any further act on the part of the Borrower to make it owing by the account debtor, and the Borrower has delivered to the Bank or, at the time of origination of the Account, if required by the Bank, will deliver to the Bank, copies of invoices, billings, shipping documents, and other documents evidencing the obligation to pay the Account;

          (iii) except for financing statements filed with respect to the security interest granted in accordance with the provisions of the Prudential Loan Agreement and the security documents executed in accordance with the terms thereof, no financing statement covering the Account or its proceeds is on file in any public office, except in favor of the Bank, and neither the Borrower nor the Bank has received notice of any proposed acquisition of any security interest therein, except as provided in the Security Agreement;

          (iv) the Account does not represent a conditional sale, consignment, or other sale on a basis other than that of absolute sale in the ordinary course of business;

          (v) the Account is not subject to any defense, offset, counterclaim, credit allowance, or adjustment except usual and customary prompt payment discounts, nor has the account debtor returned the goods or indicated any dispute or complaint concerning them; provided that, if less than twenty percent (20%) of the amount of an Account is disputed by the account debtor, this criteria shall be deemed to be met to the extent of the undisputed amount of the Account; and

          (vi) the Borrower has not received any notice, nor has it any knowledge, of any facts which adversely affect the credit of the account debtor.

     "Quarterly Coverage Ratio" means, for any consecutive twelve (12) month period, the quotient obtained by dividing (a) the sum of the Net Revenue for such period plus the amount, if any, on deposit in the Debt Service Reserve Account (as defined in the Prudential Loan Agreement) as of the last day of such period, by (b) the aggregate payments on account of principal of and interest on the Term Note (as defined in the Prudential Loan Agreement) payable during such period.

     "Quarterly Date" means the last Business Day of each March, June, September, and December.

     "Revolving Credit Borrowing Base" means, at any time, an amount equal to eighty percent (80%) of the aggregate amount receivable by Borrower under the Qualified Accounts.

     "Security Agreement" means the Security Agreement of even date herewith delivered by the Borrower in favor of the Bank.

     "Taxes" shall have the meaning provided in Section 2.09(a).

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be interpreted and construed in accordance with, and certificates of compliance with financial covenants shall be based on, GAAP consistent with that applied in the preparation of the Financial Statements. All determinations with respect to all accounting matters hereunder shall be made and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,".

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

Section 2.01. Commitments and Loans.

     (a) Loans. Subject to the terms and conditions and relying on the representations and warranties herein set forth, the Bank agrees to make revolving credit loans (each a "Loan" and, collectively, the "Loans") to the Borrower from time to time on any Business Day during the period from the date hereof up to but not including the Maturity Date.

     (b) Commitment. The Loans made pursuant hereto by the Bank shall not exceed in aggregate principal amount outstanding at any one time the lesser of (i) $5,000,000, as such amount may be reduced pursuant to Section 2.02 hereof (the "Commitment"), and (ii) the Revolving Credit Borrowing Base. Within the foregoing limits and subject to the conditions set out in Article III, the Borrower may borrow, repay, prepay, and reborrow under this Section 2.01.

     (c) Maturity Date. Upon the written request of the Borrower made not less that thirty (30) nor more than sixty (60) days prior to the Maturity Date, as the same may have previously been extended in accordance herewith, the Bank, in its sole and absolute discretion, may extend the Maturity Date for an additional period of one (1) year. Any such extension shall be conditioned upon, and become effective only after the satisfaction of, the following conditions:

          (i) no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have provided a certificate in the form of Exhibit B hereto, executed by a duly authorized officer of the Borrower's managing general partner, to such effect;

          (ii) a Change of Control shall not have occurred; and

          (iii) the Bank shall have received such additional consents, approvals, certificates, opinions, or documents as it may reasonably request

     Section 2.02. Reduction of the Commitment. The Borrower shall have the right, upon at least two (2) Business Days' written notice to the Bank, to terminate in whole or in part the unused portion of the Commitment; provided that each partial reduction shall be in the aggregate amount of not less than $100,000 or an integral multiple in excess thereof After each such reduction, the commitment fee provided for in Section 2.05 shall be calculated with respect to the Commitment as so reduced.

     Section 2.03. Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and subject to the terms of the Autopay Agreement, the Bank will make Loans available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's demand deposit account with the Bank in accordance with the Autopay Agreement.

     Section 2.04. Interest.

     (a) Base Rate. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans, from the date of such Loan until such principal amount shall be paid in full, at a rate per annum equal to one half of one percent (1/2%) per annum below the Prime Rate in effect from time to time (the "Base Rate"); provided that in no event shall the Base Rate exceed the Highest Lawful Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other amounts then due and payable hereunder shall bear interest for each day at a rate per annum (the "Default Rate") equal to the Base Rate plus three percent (3%), but in no event to exceed the Highest Lawful Rate; provided, however, that after maturity (whether by acceleration or otherwise) each Loan shall bear interest at a rate per annum. equal to the Default Rate, but in no event to exceed the Highest Lawful Rate.

     (c) Miscellaneous. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof Interest on each Loan shall be payable on the first Business Day of each calendar month, commencing on the first of such days to occur after such Loan is made, and on any prepayment on the amount prepaid, at maturity (whether by acceleration or otherwise), and, after maturity, on demand.

     Section 2.05. Fees. The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Commitment from the date of this Agreement until the Maturity Date at the rate of one quarter of one percent (1/4%) per annum. The fee is payable, in arrears, on the first day of each month, commencing January 1, 1997, and on the Maturity Date.

     Section 2.06. Note. All Loans shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower, substantially in the form of Exhibit hereto, duly completed, in the principal amount of $5,000,000, dated of even date herewith, payable to the Bank, and maturing as to principal on the Maturity Date (the "Note"). The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Note and to enter into the Bank's computer record system the amount of each Loan and of each payment of principal received by the Bank on account of the Loans, which endorsement or entry, in the absence of manifest error, shall be conclusive as to the outstanding balance of the Loans; provided, however, that the failure to make such endorsement or entry with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.

     Section 2.07. Mandatory Prepayments. On the first day of each month, if the Receivables Coverage Ratio (as determined under Section 7.03 hereof) is less than 1.25 to 1.00, the Borrower shall prepay the Loans in an amount necessary to increase the Receivables Coverage Ratio to at least 1.25 to 1.00.

     Section 2.08. Method of Payment; Computations.

     (a) Without Setoff, Etc. Except as otherwise specifically provided herein, all payments under the Notes and this Agreement shall be made by the Borrower without defense, set-off, or counterclaim to the Bank not later than 2:00 p.m. (Houston time) on the day when due in lawful money of the United States of America at the Home Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under the Loan Documents, and if and to the extent the Security Agreement secures such amount and to the extent permitted under the Letter Agreement date of even date herewith among the Bank, the Borrower, and Prudential, to charge from time to time against the account of the Borrower maintained with the Bank any amount so due.

     (b) Non-Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the commitment fee, as the case may be.

     (c) Computations. All computations of interest and of commitment fees shall be made by the Bank on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Bank of an interest rate hereunder shall be final, conclusive, and binding for all purposes, absent manifest error.

     Section 2.09. Taxes.

     (a) Payments Free and C1ear. Any and all payments by the Borrower hereunder or under the Note shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, (1) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof and (2) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereto to payments to be made to the Bank (all such nonexcluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "Other Taxes").

     (c) Indemnification. The Borrower, to the fullest extent permitted by law, will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of the Bank, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Bank makes written demand therefor.

     (d) Receipt. Within thirty (30) days after the date of any payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof

     (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder and under the Note.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

     Section 3.01. Conditions Precedent to Initial Loan. The effectiveness of this Agreement and the obligation of the Bank to make the initial Loan to the Borrower is subject to satisfaction of the following conditions precedent that the Bank shall have received on or before the date of such Loan (i) payment in full by the Borrower of all obligations of the Borrower hereunder to the Bank incurred prior to such initial Loan (including but not limited to the Borrower's obligation to reimburse the fees and disbursements of counsel to the Bank) and
(ii) original (unless otherwise expressly indicated herein) copies of the following documents, each dated as of the Closing Date, in form and substance reasonably satisfactory to the Bank and its counsel:


          (a) Note. The Note, duly executed by the Borrower.

          (b) Credit Agreement. This Agreement, duly executed by the parties thereto.

          (c) Security Agreement. The Security Agreement, duly executed by Borrower, together with: (i) acknowledgment copies of the Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by the Security Agreement; and
     (ii) certified copies of Requests for Information (Form UCC-11) identifying all of the Financing Statements on file with respect to the Borrower in all jurisdictions referred to under (i), including the Financing Statement filed by the Bank against the Borrower, indicating that no party, other than the Bank and Prudential, claims an interest in any of the Collateral.

     (d) Evidence of Action by the Borrower. Copies, certified by the Borrower's managing general partner, of all action taken by the Borrower, including resolutions of the Board of Directors of the Borrower's managing general partner, authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered pursuant to this Agreement.

     (e) Incumbency Certificate. A certificate of the managing general partner of the Borrower certifying the names and true signatures of the officers of the Borrower's managing general partner (i) that are authorized to sign the Loan Documents and any other documents to be delivered by the Borrower under this Agreement and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

     (f) Borrower's Status. A copy, certified by the managing general partner of the Borrower, of the Borrower's partnership agreement.

     (g) Opinion of Counsel. Opinion from special Texas counsel for the Borrower, in substantially the form of Exhibit D hereto.

     (h) Compliance Certificate. A compliance certificate in substantially the form of Exhibit B, reflecting that no Default or Event of Default has occurred and is continuing.

     (i) Autopay Agreement. The Autopay Agreement, substantially in the form attached hereto as Exhibit E, duly executed by the parties thereto.

     (j) Termination Statement. A Financing Statement Change Form (UCC-3), executed by Midlantic National Bank and duly filed with the appropriate Governmental Authorities, terminating any security interest of Midlantic National Bank in the Collateral.

     (k) Letter Agreement from Prudential. A letter agreement, substantially in the form attached hereto as Exhibit F, executed by Prudential.

     Section 3.02. Conditions Precedent to All Loans. The obligation of the Bank to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

        (a)  the following statements shall be true:

             (i) the representations and warranties contained in Article IV of this Agreement and in Article 3 of the Security Agreement are true, correct and complete on and as of the date of such Loan as though made on and as of such date, except as otherwise disclosed to the Bank in writing from time to time, prior to the date of a Loan, with respect to representations and warranties of the Borrower other than those set forth in Section 4.01, 4.02, and 4.03.

             (ii) no Default or Event of Default has occurred and is, continuing, or would result from such Loan.

        (b) The Bank shall have received all reports, certificates, and other information required by Section 5.08.

        (c) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request, all in form and substance reasonably satisfactory to the Bank.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to make each Loan, the Borrower represents and warrants to the Bank that (each representation and warranty herein is given as of the date of this Agreement and shall be deemed repeated and reaffirmed on the dates and in the manner provided in and subject to Section 3.02).

     Section 4.01. Formation, Good Standing, and Due Qualification. The Borrower is a general partnership created and existing under the laws of the State of New Jersey. The Borrower has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in, and is duly qualified and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not materially and adversely affect the business or financial condition of the Borrower.

     Section 4.02. Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents has been duly authorized by all necessary partnership and legal action and do not and will not (a) require any consent or approval of any of its partners which has not yet been obtained; (b) contravene its partnership agreement; (c) violate any Governmental Requirement (including, without limitation, Regulation G, T, X or U of the Board of Governors of the Federal Reserve System), judgment, determination, or award presently in effect having applicability to it; (d) result in a breach of or constitute a default in respect to any of its existing Debt or under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than pursuant to the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by it; or (f) cause it to be in default under any such Governmental Requirement, judgment, determination, or award or any such indenture, agreement, lease, or instrument.

     Section 4.03. Legally Enforceable Agreement. This Agreement, the Note, and each of the other Loan Documents to which the Borrower is or will be a party, when executed and delivered in accordance with this Agreement will be the legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     Section 4.04. Financial Conditions.

     (a) The balance sheet of the Borrower as at December 31, 1995, and the related statements of income, partners' capital, and changes in financial position of the Borrower for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated December 31, 1995, of Arthur Andersen LLP, independent certified public accountants, and the interim balance sheet of the Borrower as of June 30, 1996, and the related statement of income, partners' capital and changes in financial position for the six (6) month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments and notes in the case of the interim financing statements).

     (b) Since June 30, 1996, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1996.

     Section 4.05. Labor Disputes and Acts of God. Neither the business nor the Properties of the Borrower are currently adversely affected in any material respect by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance).

     Section 4.06. Other Agreements. Other than the Prudential Loan Agreement, the security documents executed in connection therewith, and the Project Documents referred to therein, the Borrower is not a party to any indenture, loan, or credit agreement or to any lease or other material agreement or instrument, or subject to any restriction which would reasonably be expected to have a material and adverse effect on the business, Properties, assets, operations, or condition, financial or otherwise, of the Borrower or the ability of the Borrower to carry out its obligations under the Loan Documents. The Borrower is not in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party, including, in particular but without limiting the generality of the foregoing, the Prudential Loan Agreement.

     Section 4.07. Litigation. There is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator, which has a reasonable likelihood, in any one case or in the aggregate, of having a material and adverse affect on the financial condition, operations, Properties, or business of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents.

     Section 4.08. No Defaults on Outstanding Judgments or Orders; Compliance with Laws.

     (a) The Borrower has satisfied all judgments, and the Borrower is not in.default nor has any event or circumstance occurred which. but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default which in any respect would materially interfere with the conduct of the business of the Borrower under any other material agreement or other instrument to which it is a party or by which it is bound.

     (b) The Borrower has not violated any Governmental Requirement or failed to obtain any license, permit, franchise, or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its respective business, which violation or failure would materially interfere with the conduct of the business of the Borrower.

     Section 4.09. Ownership and Liens. The Borrower has title to, or valid leasehold interests in, all of its Properties, including the Properties reflected in the Financial Statements (other than any Properties disposed of in the ordinary course of business), and none of the Properties owned by the Borrower is subject to any Lien, except such as may be permitted pursuant to
Section 6.01 of this Agreement.

     Section 4.10. ERISA. The Borrower does not maintain any Plan.

     Section 4.11. Operation of Business; Approvals. Except as set forth on
Schedule 4.11, the Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, with respect to: (a) any restrictions, specifications or other requirements pertaining to electrical and steam power that the Borrower generates and sells,
(b) the conduct of its business substantially as now conducted and as presently proposed to be conducted, and (c) the use, maintenance and operation of the real and personal Properties owned or leased by it in the conduct of its business, except for such licenses, permits, franchises, patents, copyrights, trademarks, or rights thereto, the failure to obtain or comply with any of which would not materially and adversely affect the business or financial condition of the Borrower. The Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

     Section 4.12. Taxes. The Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties, except for such filings and payments the failure to make any of which would not materially and adversely affect the business or financial condition of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge, except for those liens and claims being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     Section 4.13. Loans. Schedule 4.1 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower is in any manner directly or contingently obligated and under which a default would reasonably be expected to have a material adverse affect on the business, operations or condition (financial or otherwise) of the Borrower; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 4.14. Consents. Each consent, approval or authorization of or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower in connection with the execution, delivery, or performance of this Agreement, the other Loan Documents, or the under-takings contemplated hereby or thereby or performance of any obligation hereunder or thereunder has been duly obtained or effected, except such consents, approvals, authorizations, filings, registrations or qualifications the failure to obtain or effect would not materially and adversely affect the business or financial condition of the Borrower.

     Section 4.15. Environmental Protection. Except (i) as provided in Schedule
4.15 or (ii) as would not have a material and adverse effect on the business or financial condition of the Borrower (or with respect to (c), (d), and (e) below, where the failure to take such actions would not have a material and adverse effect):

     (a) No Property of the Borrower nor the operations conducted thereon violate any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to human health or the environment, nor are there any conditions existing on or resulting from operations conducted on or in connection with such Property that may give rise on any on-site or off-site remedial obligations under any Environmental Laws;

     (b) Without limitation of clause (a) above, no Property of the Borrower nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are subject to any existing, pending, or (to the knowledge of the Borrower) threatened action, suit, investigation, inquiry, or proceeding by or before any court or Governmental Authority with respect to Environmental Laws or to any remedial obligations under any Environmental Laws;

     (c) All notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, including without limitation, treatment, storage, disposal, or release of a petroleum product, hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

     (d) All hazardous substances and solid wastes generated at any and all Property of the Borrower has in the past been transported, treated, and disposed of in accordance with all applicable Environmental Laws and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with all applicable Environmental Laws and, to the best of the Borrower's knowledge, are not the subject of any existing, pending, or threatened action, investigation, or inquiry by any Governmental Authority in connection with any Environmental Laws;

     (e) No petroleum product, hazardous substance, or solid waste has been disposed of or otherwise released and there has been no threatened disposal or release of any petroleum products, hazardous substances, or solid wastes on, under or about any Property of the Borrower so as to pose an imminent and substantial endangerment to public health or the environment; and

     (f) To the knowledge of the Borrower, it has no liability for violation of Environmental Laws in connection with any release or threatened release of any petroleum product, hazardous substance, or solid waste into the environment.

     Section 4.16. Prudential Loan Agreement. The representations and warranties set forth in Section 6.5 (Governmental Actions), Section 6.9 (Interests in Contracts), Section 6.11 (No Burdensome Restrictions), Sections 6.13 (a), (c), and (d) (Public Utility Status), Section 6.16 (Investment Company Act), Section
6.19 (Power Purchase Agreements and Other Assigned Contracts) and Section 6.29 (Representations as to Partners - except as to PSVO Bayonne, Inc., which was removed as a partner under the First Amendment to the Prudential Loan Agreement) of the Prudential Loan Agreement, except to the extent any such representation or warranty is specifically limited to an earlier date, are true, correct and complete on and as of the date hereof as if set forth herein in full. The Borrower is not in material default with respect to any provision of the Prudential Loan Agreement, and no event which, with the giving of notice, lapse of time or both, has occurred which would result in such a material default.

     Section 4.17. Power Purchase Agreements; Bank Not A Public Utility.

     (a) Each existing Power Purchase Agreement is in full force and effect and no default or event which with the lapse of time, the giving of notice or both would result in such a default, has occurred thereunder.

     (b) The Bank, solely by reason of (i) the Borrower's ownership and operation of its facilities, (ii) the making of the Loans, (iii) the securing of the Loans by a Lien on the Borrower's

Accounts, (iv) any other transaction contemplated by the Loan Documents, or (v) the enforcement of any remedies available to the Bank under any of the Loan Documents, will not be subject to regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company," or similar entity under any existing Governmental Requirement.

     Section 4.18. Use of Proceeds.

     (a) The proceeds of the Loans shall be used by the Borrower only for short-term working capital needs in connection with payments on a monthly basis to PSE&G for utilities, other normal operating expenses of the Borrower, and otherwise as the Bank, from time to time, may agree.

     (b) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans hereunder will be used, directly or indirectly, to buy or carry any margin stock.

     Section 4.19. Location of Business and Offices. The Borrower's chief executive offices are located at the address stated in Section 9.02 of this Agreement.

     Section 4.20. No Untrue Statements. No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains, and no information, exhibit, schedule or report (financial or otherwise) furnished by the Borrower or any Affiliate of the Borrower in connection with the negotiation of this Agreement and the transactions contemplated hereby or referred to herein contained, any untrue statement of material fact or omits, or omitted, to state a material fact necessary to make the statements contained herein and therein not misleading in any material respect.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     The Borrower agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable hereunder:

     Section 5.01. Maintenance of Existence. The Borrower will do or cause to be done all things reasonably necessary to preserve and maintain its existence in the jurisdiction of its formation, and qualify and, to the extent applicable, remain qualified in each jurisdiction in which such qualification is required.

     Section 5.02. Maintenance of Record. The Borrower will keep adequate records and books of account, in which complete entries will be made in accordance in all material respects with GAAP consistently applied, reflecting all financial transactions of the Borrower.

     Section 5.03. Maintenance of Properties. The Borrower will do or cause to be done all things reasonably necessary to maintain, keep, and preserve all of its properties (tangible and intangible, real and personal) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted and except as the Borrower may otherwise reasonably determine to be unnecessary to the conduct of its business, and pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and pay or cause to be paid all rental or mortgage payments due on such real estate.

     Section 5.04. Conduct of Business. The Borrower will continue to engage in the line of business as generally conducted by it on the date of this Agreement; comply with all material agreements to which it is subject; shall conduct its operations so that there shall not occur any discharges of hazardous or toxic substances or materials in violation in any material respect of any applicable Environmental Laws and if any such discharge shall occur, shall promptly undertake to clean up and remove the same in accordance in all material respects with applicable Environmental Laws; and shall take reasonable steps to inform all appropriate employees who may handle any toxic or hazardous substances on the Borrower's premises of appropriate methods for using and handling all such materials.

     Section 5.05. Maintenance of Insurance.

     (a) The Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is required under the Prudential Loan Agreement, which insurance may provide for reasonable deductibility from coverage thereof All such policies shall name the Bank as an additional insured (in the case of liability policies).

     (b) The Borrower shall deliver to the Bank, upon the Bank's request, a detailed list of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby, and shall (upon such request) furnish the Bank with copies of such policies.

     Section 5.06. Compliance With Laws. The Borrower will comply in all respects with all applicable present and future Governmental Requirements, including Environmental Laws, except where the failure to so comply would not materially and adversely affect the business or financial condition of Borrower; such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges or levies imposed upon it or upon its Property, except for such taxes as are being diligently contested by appropriate proceedings and for which adequate reserves, in accordance with GAAP, have been established.

     Section 5.07. Right of Inspection. At any reasonable time and from time to time, the Borrower will permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the Properties of, the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants.

        Section 5.08. Reporting Requirements. The Borrower will furnish to the Bank:

        (a) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within thirty (30) days after the end of each month, balance sheets of the Borrower as of the end of such month, statement of income of the Borrower for the period commencing at the end of the previous month and ending with the end of such month, and a statement of partners' capital and change in financial position of the Borrower for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and all prepared in accordance with GAAP consistently applied and certified by the managing general partner of the Borrower (subject to notes and year-end adjustments).

     (b) BORROWING BASE CERTIFICATE, ETC. As soon as available and in any event within fifteen (15) days after the end of each month, (i) a Borrowing Base Certificate in the form of Exhibit C, executed by the chief financial officer or controller of the Borrower's managing general partner, with the information required therein completed to reflect the Revolving Credit Borrowing Base as of the end of such fiscal month, and (ii) a monthly aging of Accounts plus a certificate of the chief financial officer or controller of the Borrower's managing general partner certifying as of the end of such month the aggregate amount of the Accounts owned by the Borrower and the portion of such Accounts which (A) is current, 30, 60, 90, 120, 180, and more than 180 days past due (determined by reference to the original contractual payment terms and the Borrower's cycle billing practices) and (B) does not qualify as Qualified Accounts.

     (c) ANNUAL FINANCIAL REPORTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower deliver to the Bank the annual financial statements referred to in Section 8.1(a) of the Prudential Loan Agreement all prepared in accordance with GAAP consistently applied and accompanied by an unqualified opinion thereon acceptable to the Bank by Arthur Andersen & Co. or other independent accountants selected by the Borrower and acceptable to the Bank.

     (d) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

     (e) COMPLIANCE CERTIFICATE. On each Quarterly Date, a Compliance Certificate in the form of Exhibit B executed by an appropriate authorized officer of the managing general partner of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article VII.

     (f) ACCOUNTANT'S REPORTS. Simultaneously with the delivery of the annual financial statements referred to in Section 5.08(c), a copy of the certificate of the independent public accountants who audited such statements delivered with respect to the Prudential Loan

Agreement to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a default or event of default under the Prudential Loan Agreement, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

     (g) NOTICE OF LITIGATION. Promptly after the Borrower, through its managing general partner, becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority affecting the Borrower, which, if determined adversely to the Borrower, could have a material and adverse effect on the condition (financial or otherwise), properties, or operations of the Borrower.

     (h) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as reasonably possible after the Borrower, through its managing general partner, becomes aware of, the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

     (i) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other institutional lender pursuant to the terms of any indenture, loan, or credit or similar agreement, including each annual Operating Budget (as defined in the Prudential Loan Agreement) and any other statement or report furnished or made under the Prudential Loan Agreement, and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.08.

     (j) ENVIRONMENTAL EVENTS. The Borrower will promptly notify the Bank in writing within three (3) Business Days of (i) any threatened action or investigation by any Governmental Authority in connection with any Environmental Laws, excluding routine testing and corrective action, (ii) any threatened action or claim by any Person in connection with any loss or injury allegedly resulting from the disposal or release of any petroleum product, hazardous substance, or hazardous or solid waste or from any violation or alleged violation of any Environmental Laws, (iii) the discovery of any occurrence or condition on, under, or about any of Property of the Borrower (or properties on, under or about such Properties) of which the Borrower becomes aware, which may cause any, or any portion of, such Properties to be in violation or alleged violation of any Environmental Laws; provided that, in each case, the Borrower is not obligated to notify the Bank if the potential liability for such threatened action, investigation, or claim or violation or alleged violation would reasonably be expected to be less than or equal to $250,000 (as determined in good faith by the Borrower).

     (k) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

Section 5.09. Environmental Matters.

     (a) The Borrower will establish and implement such procedures as may be necessary to continuously determine and assure that any failure of the following does not have a material and adverse effect on the condition (financial or otherwise) of the Borrower: (i) all Property of the Borrower, and the operations conducted thereon, are in compliance with and do not violate any Environmental Laws, (ii) no solid wastes are disposed of or otherwise released on, under or about any Property owned by any such party except in compliance with Environmental Laws, and (iii) no hazardous substance will be released on, under or about any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA.

     (b) The Borrower will promptly and diligently investigate and pursue remediation of any environmental contamination existing as of the Closing Date or which arises after such date to the extent such contamination requires remediation under applicable Environmental Laws, except for such matters the failure to remediate any of which will not materially and adversely affect the business or financial condition of the Borrower.

     Section 5.10. Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents, including this Agreement. The Borrower at its expense will promptly execute and deliver, or cause to be executed and delivered, to the Bank upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Loan Documents, or more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect, or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     Section 5.11. Performance of Obligation. The Borrower will pay the Note according to the reading, tenor, and effect thereof, and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

     Section 5.12. Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon the income or any Property of the Borrower, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the Property of the Borrower; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower, and if the Borrower shall have set up reserves therefor adequate under GAAP.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

     The Borrower agrees that, so long as any of the Commitments are in effect and until payment in full of the Indebtedness hereunder, all interest thereon and all other amounts payable hereunder:

     Section 6.01. Liens. The Borrower will not, without the prior written consent of the Bank, create, incur, assume, or suffer to exist any Lien upon or with respect to any of its Properties, assets or revenues, now owned or hereafter acquired, except Permitted Liens and:

     (a)  Liens securing payment of the Indebtedness;

     (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (c) Liens imposed by law, such as mechanics' materialmen's, landlords' and warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (d) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

     (e) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (f) Liens, including renewals and extensions thereof, described on Schedule 6.01, but not the extension of any such Lien to other Property;

     (g) judgment and other similar Liens arising in connection with court proceedings, provided (i) appropriate reserves are established and maintained,
(ii) the execution or other enforcement of such Liens is effectively stayed and
(iii) the claims secured thereby are being contested in good faith and by appropriate proceedings;

     (h) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

     (i) purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that

        (i) each such Lien shall attach only to the Property as acquired and fixed improvements thereon;

        (ii) the Debt secured by all such Liens shall not exceed, in the aggregate, $1,000,000 at any time outstanding; and

        (iii) the obligation secured by such Lien is permitted by the provisions of Section 6.02 and the related expenditure is permitted under Section 7.02; and

     (j) such other Liens as are created by or permitted under the Prudential Loan Agreement and the security documents executed therewith or as to which the Bank expressly consents in writing.

     Section 6.02. Debt. The Borrower will not, without the prior written consent of the Bank, create, incur, assume, or suffer to exist any Debt, except:

     (a)  the Note or other Indebtedness;

     (b) Debt, including renewals, extensions and refinancings thereof, described in Schedule 6.02;

     (c) Debt of the Borrower subordinated, on terms satisfactory to the Bank, to the Borrower's obligations under this Agreement and the Note;

     (d) Accounts payable to trade creditors for goods or services which are not aged more than one hundred twenty (120) days from billing date and current operating liabilities (other than for borrowed money) which are not more than one hundred twenty (120) days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith;

     (e) Debt in respect of letters of credit issued for the account of the Borrower in an aggregate outstanding face amount at any time of up to $4,600,000;

     (f) such other Debt as is permitted under the Prudential Loan Agreement or as to which the Bank expressly consents to in writing; and

     (g) Debt of the Borrower secured by purchase-money Liens permitted by
Section 6.01(i) and j).

     Section 6.03. Mergers, Etc. The Borrower will not, without the prior written consent of the Bank, change its name, or merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

     Section 6.04. Leases. The Borrower will not, without the prior written consent of the Bank, create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except: (a) Capital Leases permitted by Section 6.01; (b) leases existing on the date of this Agreement and any extensions or renewals thereof; and (c) leases (other than Capital Leases) which do not in the aggregate require the Borrower to make payments (including taxes, insurance, maintenance, and similar expense which the Borrower is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $250,000.

     Section 6.05. Sales and Leasebacks. The Borrower will not, without the prior written consent of the Bank enter into any arrangements, directly or indirectly, whereby the Borrower shall sell, transfer, or otherwise dispose of any real or personal property to any Person, and whereby the Borrower shall thereafter rent or lease the same or similar property, or any part thereof, which the Borrower intends to use for substantially the same purpose or purposes as the property sold or transferred.

     Section 6.06. Distributions; Prepayment of Debts.

     (a) Except to the extent expressly permitted under the Prudential Loan Agreement, the Borrower will not, without the prior written consent of the Bank, declare or pay any distributions; or make any distribution of assets to its partners as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any distribution on, or for the purchase, redemption, or retirement of, any partnership interests; or make any other distribution by reduction of capital or otherwise in respect of any partnership interests; provided, however, that nothing contained herein shall prohibit or restrict the Borrower from making any distribution in respect of any partnership interests, or declaring or paying any distribution, whether of income or by way of return or reduction of capitaL whether in cash, assets, obligations or in any other form, or by way of redemption or repurchase or retirement of any partnership interests, to the extent that any such action, distribution, repurchase, redemption, return of capital or other activity would be permitted under the Prudential Loan Agreement.

     (b) The Borrower will not, without the prior written consent of the Bank, prepay, retire, redeem or otherwise acquire for value any Debt (other than the Note) in amounts greater or at times earlier than required by agreements existing on or after the date hereof or amend or modify in any manner the subordination, prepayment or payment terms of any Debt which would reasonably be expected to materially and adversely effect the interests of the Bank hereunder or under any other Loan Document.

     Section 6.07. Guarantees, Etc. The Borrower will not without the prior written consent of the Bank, assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, or to supply or advance any funds, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business and (b) other contingent obligations expressly permitted by the Prudential Loan Agreement.

     Section 6.08. Amendments, Etc., to Prudential Loan Documents. The Borrower will not, without the express prior written consent of the Bank (such consent not to be unreasonably withheld), amend, modify, supplement, or otherwise alter any provision of the Prudential Loan Agreement, if such action would adversely affect the Bank's interest in the Collateral. Even if such amendment, modification, supplement or other alteration does not adversely affect the Bank's interest in the Collateral and does not therefore require the prior written consent of the Bank, the Borrower shall provide to the Bank a written copy of the amendment, modification, supplement or other alteration within thirty (30) days after its effective date. No amendment, modification, supplement or other alteration of the Prudential Loan Agreement subsequent to the date hereof shall amend, modify, supplement, or alter any Negative Covenant or Financial Covenant of the Borrower contained herein.

     Section 6.09. Transaction With Affiliates. Except to the extent permitted under Section 6.06 hereof or under the Prudential Loan Agreement, the Borrower will not, without the prior written consent of the Bank, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 6.10. ERISA. The Borrower will not without the prior written consent of the Bank, adopt any Plan.

     Section 6.11. Nature of Business. The Borrower will not, without the prior written consent of the Bank, allow any material change to be made in the character of its business as carried on at the Closing Date.

     Section 6.12. Environmental Matter . The Borrower will not permit any of its Property to be in violation of or do anything or permit anything to be done which will subject any such Property to any fines, penalties, assessments, citations, orders, or remedial obligations in excess of $250,000.00 in the aggregate, during any twelve (12) month period, under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such Property.

     Section 6.13. Negative Pledge Agreements. The Borrower will not create, incur, assume or suffer to exist any contract, agreement, or understanding (other than this Agreement and the Loan Documents) which in any way prohibits or restricts the granting, conveying, creation, or imposition of any Lien on any of its Property or which requires the consent of or notice to other Persons in connection therewith.

     Section 6.14. Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 4.18.

                                  ARTICLE VII

                              FINANCIAL COVENANTS

     The Borrower agrees that, so long as any of the Commitments are in effect and until payment in full of the Indebtedness hereunder, all interest thereon and all other amounts payable hereunder:

     Section 7.01. Quarterly Coverage Ratio. As determined on each Quarterly Date, for the immediately preceding twelve (12) month period, the Quarterly Coverage Ratio shall be greater than or equal to 1.5 to 1.0.

     Section 7.02. Capital Expenditures. The Borrower will not make any expenditures in excess of $50,000 for fixed or capital assets which are not expressly permitted under the Prudential Loan Agreement and set forth in an applicable Operating Budget (as defined in the Prudential Loan Agreement).

     Section 7.03. Receivables Coverage Ratio. The Borrower will maintain at all times a ratio of Qualified Accounts to the aggregate amount of the Loans outstanding of at least 1.25 to 1.00.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     Section 8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) the Borrower should fail to pay the principal of, or interest on, the Note, or any amount of a commitment fee, as and when due and payable and such nonpayment shall continue for a period of five (5) days or more; or

     (b) any representation, warranty, or certification made or deemed made by the Borrower in this Agreement (subject to Section 3.02 herein) or any Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; provided, however, that if such representation or warranty can be made true and correct in all material respects and all consequences thereof can be cured in all material respects, such event shall not be an Event of Default unless such representation or warranty shall continue to be false or misleading in any material respect or any consequence thereof shall not be cured in all material respects to the satisfaction of the Bank within thirty (30) days after written notice from the Bank to the Borrower; or

     (c) the Borrower shall fail to perform or observe in any material respect any term, covenant, or agreement contained in any Loan Document (other than the Note) beyond the applicable cure period as set forth therein and, in each case, in the event such term, covenant or agreement does not itself contain a grace period, such failure shall continue unremedied for a period of thirty (30) days after knowledge thereof by the Borrower, and provided that such grace period shall be extended for up to sixty (60) additional days if such default is curable and the Borrower is diligently and in good faith attempting to cure; or

     (d) the Borrower shall (i) fail to pay any amount due under any indebtedness for borrowed money (other than the Note) of the Borrower or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if such failure to perform or observe results in the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or

     (e) the Borrower (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or
(ii) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed. for a period of sixty (60) days or more; or (v) or by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more; or

     (f) one or more judgments, decrees, or orders for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or

     (g) the Security Agreement, at any time after its execution and delivery and for any reason, shall cease: (i) to create a valid and perfected first priority security interest

(except for Permitted Liens) in and to the Collateral or (ii) to be in full force and effect or shall be declared null and void; or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation thereunder; or

     (h) the occurrence and continuation of any event of default under the Prudential Loan Agreement beyond any applicable period of grace or under any Power Purchase Agreement,

then, (A) if such event is an Event of Default with respect to the Borrower specified in Section 8.01(e), the Commitment shall automatically and immediately terminate and the Loans hereunder (with accrued interest and fees thereon) and all other amounts owing under or with respect to this Agreement and the Note, whether direct or contingent, shall immediately become due and payable, and
(B) if such event is any other Event of Default, the Bank may, by notice to the Borrower, (i) declare the Commitment and its obligation to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) declare the outstanding Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 8.02. Non-Recourse Nature of Liability of Partners. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no recourse under or upon any obligation contained in this Agreement shall be had against the partners of the Borrower or any partner, stockholder, director, officer or employee thereof, and the Bank expressly waives and releases all right to assert liability under this Agreement, the Note or any other Loan Document against, or to satisfy any claim arising hereunder or thereunder against, any such Person out of any assets of any such Person other than the interest of any such Person in the Collateral; provided, however, that nothing in this Section 8.02 shall be deemed to release a partner of the Borrower from liability for its fraudulent actions or from any of its obligations or liabilities under any agreement, document, instrument or certificate executed by such partner in its individual capacity in connection with the transactions contemplated by this Agreement and the other Loan Documents.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic communication) and mailed, telegraphed or telecopied, or delivered, if to the Borrower, at its address at 1600 Smith Street, Suite 4300, Houston, Texas 77002, Attention:
Richard A. Lydecker, Jr., and if to the Bank, at its address at 1100 Louisiana, Houston, Texas 77002, Attention: Holden Burrow, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. All notices and other communications required under the terms and provisions of this Agreement shall be in writing and shall become effective when delivered by hand or by telex, telecopier, established overnight courier, or registered or certified mail, postage prepaid (or when receipt for such attempted delivery is rejected by the addressee), addressed to the recipient at its address specified above.

     Section 9.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     Section 9.05. Payment of Expenses, Indemnities, Etc. The Borrower agrees to:

     (a) pay (i) all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under any of the Loan Documents and (ii) all such costs and expenses, if any, in connection with any amendment, modification, supplement or enforcement of any of the Loan Documents, and to the fullest extent permitted by applicable law, pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     (b) INDEMNIFY THE BANK AND ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS, AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF,

ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY, AND PERFORMANCE OF THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, (IV) THE FAILURE OF THE BORROWER TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR (VI) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTE, AND THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION, OR INQUIRIES), OR CLAIM; AND

     (c) INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES, AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 9.05(C). IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE BANK DURING THE PERIOD AFTER WHICH IT, ITS SUCCESSORS, OR ITS ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

     (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the reasonably estimated maximum potential liability of the Indemnified Party as determined by counsel of such indemnitor and as agreed to by counsel to the Indemnified Party to be indemnified pursuant to this Section 9.05.

     (e) In the case of any indemnification hereunder, the Bank shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party, and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

     (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICTER LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. To THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

     (g) The Borrower's obligations under this Section 9.05 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

     (h) The Borrower shall pay any amounts determined to be finally due under this Section 9.05 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

     Section 9.06. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized (to the extent permitted under the Letter Agreement dated as of December 19, 1996 among Bank, the Borrower and Prudential) at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) to the extent they constitute Collateral against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note, or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 9.06 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     Section 9.07. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflicts of law.

     Section 9.08. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.09. Heading . Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     Section 9.10. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, OR THE UNITED STATES OF AMERICA FOR THE STATE OF TEXAS, AS THE BANK MAY ELECT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS GENERALLY AND UNCONDITIONALLY, FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING, AND HEREBY WAIVES, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF THE STATE OF TEXAS, OR OF THE UNITED STATES OF AMERICA FOR THE STATE OF TEXAS, DEFENSES BASED ON JURISDICTION, VENUE, FORUM NON CONVENIENS AND, IN CONNECTION WITH OR BASED UPON ANY ACTION OR PROCEEDING INITIATED BY THE BORROWER, LIS ALIBI PENDENS, AND HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CORPORATION TRUST COMPANY, WHOSE PRESENT NEW JERSEY ADDRESS IS THE CORPORATION TRUST COMPANY, 2828 WEST STATE STREET, TRENTON, NEW JERSEY 08608, AS ITS AUTHORIZED AGENT TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER AND ITS PROPERTY, SERVICE OF PROCESS IN THE STATE OF TEXAS, WHEN AND AS SUCH LEGAL ACTIONS OR PROCEEDINGS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, OR OF THE UNITED STATES OF AMERICA FOR THE STATE OF TEXAS, AND SUCH SERVICE OF PROCESS SHALL BE DEEMED COMPLETED UPON THE DATE OF DELIVERY THEREOF TO SUCH AGENT WHETHER OR NOT SUCH AGENT GIVES NOTICE THEREOF TO THE BORROWER, OR UPON THE EARLIEST OF ANY OTHER DATE PERMITTED BY APPLICABLE LAW. IT IS UNDERSTOOD THAT A COPY OF SAID PROCESS SERVED ON SUCH AGENT WELL BE PROMPTLY FORWARDED TO THE BORROWER AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SAID PROCESS ON SAID AGENT AS THE AGENT OF THE BORROWER. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF THE COPIES THEREOF BY CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE UPON THE EARLIER OF (I) THE DATE FIVE DAYS AFTER SUCH MAILING OR (II) ANY EARLIER DATE PERMITTED BY APPLICABLE LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK

TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ITS INDEBTEDNESS.

     Section 9.11. Waiver of Jury Trial.

     (a) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WELL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF OR ANY BANK OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BANK OR THE BORROWER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS SECTION 9.11 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     (b) The Bank or the Borrower may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the Borrower to the waiver of its right to trial by jury.

     Section 9.12. No Oral Agreements. THIS WRITTEN AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Section 9.13. Interest. It is the intention of the parties hereto that the Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Bank under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Bank notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Note, this Agreement, or in any other Loan Document or agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Bank that is contracted for, taken, reserved, charged, or received by the Bank under the Note, this Agreement, or under any of the other Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower). All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Bank, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Bank on any date shall be computed at the Highest Lawful Rate applicable to the Bank pursuant to this Section 9.13 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Bank would be less than the amount of interest payable to the Bank computed at the Highest Lawful Rate applicable to the Bank, then the amount of interest payable to the Bank in respect of such subsequent interest computation period shall continue to be computed at the lEghest Lawful Rate applicable to the Bank until the total amount of interest payable to the Bank shall equal the total amount of interest which would have been payable to the Bank if the total amount of interest had been computed without giving effect to this Section.

     For the purpose of determining the Highest Lawful Rate, the Bank hereby elects to determine the applicable rate ceiling under Article 5069-1.04 of the Texas Revised Civil Statutes by the indicated (weekly) rate ceiling from time to time in effect.

     Section 9.14. BINDING ARBITRATION.

     (A) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THE NOTE OR THE LOAN DOCUMENTS, INCLUDING ANY CLAIM OR CONTROVERSY OF ANY KIND BASED ON OR ARISING IN TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF

COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("J.A.M.S.") AND THE RULES SET FORTH IN SECTION 9.14(B) BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE RULES SET FORTH IN SECTION 9.14(B) BELOW SHALL CONTROL JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTES OR THE LOAN DOCUMENTS MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH EITHER THE NOTE OR ANY LOAN DOCUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (B) THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF HOUSTON, TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

     (C) NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE OR ANY WAIVERS CONTAINED IN THE NOTE OR THE LOAN DOCUMENTS; (ii) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. (S) 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, (B) TO FORECLOSE AGAINST ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION, OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH COLLATERAL, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATTON PROCEEDING BROUGHT PURSUANT TO THE NOTE OR THE LOAN DOCUMENTS. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     (D) THE PROVISIONS OF THIS SECTION 9.14 SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE DOCUMENTS EVIDENCING THE TRANSACTIONS. EACH PARTY AGREES TO KEEP ALL

DISPUTES AND ARBITRATION PROCEEDINGS STRICTLY CONFIDENTIAL, EXCEPT FOR DISCLOSURES OF INFORMATION REQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PARTIES OR BY APPLICABLE LAW OR REGULATION.

     Section 9.15. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     Section 9.16. Cumulative Rights. Rights and remedies of the Bank under the Note, this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 9.17. Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 9.18. Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     Section 9.19. Satisfaction Requirements. If any agreement, certificate, instrument, or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COGEN TECHNOLOGIES NJ VENTURE

By:  Cogen Technologies NJ, Inc.
     as Managing General Partner

By: /s/ RICHARD A. LYDECKER, JR.
    ------------------------------------
Name:   Richard A. Lydecker Jr.
Title:  Vice President and
         Chief Financial Officer

SOUTHWEST BANK OF TEXAS, N.A.

By: /s/ HOLDEN BURROW
    ------------------------------------
Name:   Holden Burrow
Title:  Banking Officer